Exhibit 99.1

News Release

MARSH SIGNS DEFINITIVE AGREEMENT TO SELL CRUMP GROUP, INC.

NEW YORK, September 7, 2005 -- Marsh Inc., the world's leading risk and insurance services firm, announced the signing of a definitive agreement to sell Crump Group, Inc., its U.S.-based wholesale broking operation, to an affiliate of J.C. Flowers & Co. LLC, a New York-based private equity firm. Banc of America Securities LLC acted as financial advisor to Marsh, and Lazard acted as financial advisor to J.C. Flowers & Co. The consummation of the transaction is subject to normal and customary closing conditions.

Marsh has nearly 30,000 employees and annual revenues exceeding $5 billion. The firm provides advice and transactional capabilities to clients in over 100 countries. Marsh is a unit of Marsh & McLennan Companies (MMC), a global professional services firm with approximately 60,000 employees and annual revenues exceeding $12 billion. MMC also is the parent company of Guy Carpenter, Kroll, Mercer, and Putnam Investments. MMC's stock (ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC's Web site address is www.mmc.com. Marsh's Web site address is www.marsh.com.

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